יגאל ארנון ושות' עורכי דין ונוטריון YIGAL ARNON& CO. ADVOCATES AND NOTARY	Yigal Arnon Dror Vigdor Rami Kook Paul H. Baris Nira Kuritzky Amalia Meshi Amnon Lorch

Exhibit 5.1

Jerusalem, January 15, 2007

Rosetta Genomics Ltd.
10 Plaut Street
Rehovot 76706
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the Company's Registration Statement on Form F-1 (the "Registration Statement"). The Registration Statement relates to the registration of the offer and sale under the United States Securities Act of 1933, as amended (the "1933 Act"), of Ordinary Shares, par value NIS 0.01 each, of the Company (the "Ordinary Shares"). As described in the Registration Statement, the Company intends to issue and sell (i) up to 3,750,000 Ordinary Shares (the “Company Shares”); and (ii) up to an additional 562,5000 Ordinary Shares (the “Underwritten Shares” and, together with the Company Shares, the “Shares”) which may be offered pursuant to an over-allotment option granted to the underwriters (the “Underwriters”).

The sale of the Shares to the Underwriters is expected to be subject to certain terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”) as described in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of and corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

Eran Ilan
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Harry Kirsh
Asaf Eylon
Daniel Marcovic
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Assaf Shaham
Benjamin Horef
Vered Eitani
Michal Sagmon
Rafi Etinger
Peter Sugarman
Michal Sinai
Yoav Caspi
David Eisen
Yarom Romem
Dafna Stern
Limor Gal
Ben Sandler
Mika Banki
Yoheved Novogroder
Joseph Hellerstein
Odelia Sidi
Yuval Bargil
Boaz Feel
Simon Weintraub
Ari Fried
Amir Iliescu
Ruth Loven
Yair Benjamini
Galit Dayagi
Daniel Green
Elie Sprung
Adam Spruch
Natan Hayman
Maya Ashkenazi
Shai Reicher
Aaron Jaffe
Idan Azaraty
Hanital Belinson
Rani Cohen
Michal Moyal
Oren Roth
Ishai Itsikovich
Asaf Grossman
Avinoam Gottlieb
Zev Kleinhaus
Noa Afik
Tal Lecker
Dan Fogelman
Liron Miller
Ido Chitman
Hila Levy
Ran Nadir
Arye Schreiber
Yoav Fogel
Amir Assali
Aner Hefetz
David Akrish
Nir Rosner
Hadar Shaulov

Tel-Aviv
1 Azrieli Center
Zip Code: 67021
Tel. (972) 3-608-7777
Fax. (972) 3- 608-7724
arnonta@arnon.co.il

Jerusalem
31 Hillel Street
P.O.Box 69, Zip: 91000
Tel. (972) 2-623-9239
Fax. (972) 2-623-9233
arnonjr@arnon.co.il

YIGAL ARNON & CO.	- 2 -	יגאל ארנון ושות'

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2. The Shares to be issued and sold by the Company as contemplated by the Underwriting Agreement are duly authorized, and when issued, sold and paid for in accordance with the Underwriting Agreement will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name where appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

Very truly yours,

/s/ Yigal Arnon & Co.

Yigal Arnon & Co.